NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Announces Upsizing and Pricing of $40 Million of Subordinated
Notes

WARSAW, N.Y. – April 10, 2015 – Financial Institutions, Inc. (the “Company”) (NASDAQ: FISI) announced today the pricing of its public underwritten offering of $40 million of its fixed to floating rate subordinated notes due 2030 (the “Notes”). Due to market demand, the Company increased the aggregate offering amount of the Notes to $40 million from the previously announced amount of $35 million. The Notes will bear a fixed rate of interest at a rate of 6.00% per year, from and including April 15, 2015 to but excluding April 15, 2025. From and including April 15, 2025 to the maturity date, the interest rate shall be a floating rate equal to the three-month LIBOR determined on the determination date of the applicable interest period plus 3.944%. The Notes were priced at 100% of their face amount.

The offering is expected to close on or about April 14, 2015, subject to the satisfaction or waiver of customary closing conditions.

The Company intends to treat the Notes as Tier 2 regulatory capital. The Company plans to use the net proceeds of the offering for general corporate purposes, including but not limited to, contributing capital to Five Star Bank, its wholly-owned subsidiary, organic growth initiatives, potential acquisitions to expand its banking and other complementary non-banking businesses should accretive opportunities arise and the payment of dividends.

Sterne, Agee & Leach, Inc. is acting as sole book-running manager for the offering and Sandler O’Neill + Partners, L.P. is acting as co-manager for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The Notes will be offered and sold pursuant to an effective shelf registration statement (File No. 333-202791), the prospectus included in the registration statement, and a final prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”) today. Copies of the final prospectus supplement and accompanying base prospectus relating to the offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sterne, Agee & Leach, Inc. by calling 212.338.4708 or by emailing prospectusrequest@sterneagee.com.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ over 625 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; changes in the Company’s dividend policy; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this news release.

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For additional information contact:
Kevin B. Klotzbach
Executive VP, Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

Jordan Darrow
Darrow Associates
Phone: 631.367.1866
Email: jdarrow@darrowir.com